FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this "Agreement") is entered into as of December 29, 2017 by and among Fenix Parts, Inc., a Delaware corporation (the "U.S. Borrower"), Fenix Parts Canada, Inc., a Canadian corporation (the "Canadian Borrower" and, together with the U.S. Borrower, the "Borrowers" and individually a "Borrower"), the direct and indirect Subsidiaries of U.S. Borrower party to this Agreement, as U.S. Guarantors, the direct and indirect Subsidiaries of Canadian Borrower party to this Agreement, as Canadian Guarantors, the Lenders party hereto and BMO Harris Bank N.A., as Administrative Agent.
R E C I T A L S:
WHEREAS, Borrowers, Guarantors, Lenders and Administrative Agent are parties to that certain Amended and Restated Multicurrency Credit Agreement, effective as of December 31, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");
WHEREAS, as of the date hereof, the Existing Defaults (as defined below) have occurred and are continuing and the Anticipated Defaults (as defined below) will occur;
WHEREAS, Borrowers, Guarantors, Lenders and Administrative Agent have previously entered into that certain Forbearance Agreement dated as of March 27, 2017 (as amended, supplemented or otherwise modified from time to time, the "Prior Forbearance Agreement");
WHEREAS, the "Forbearance Period" (as defined in the Prior Forbearance Agreement) expired on August 31, 2017;
WHEREAS, Borrowers have requested that, subject to the terms and conditions of this Agreement, Administrative Agent and Lenders forbear from exercising their rights as a result of the Specified Defaults (as defined below); and
WHEREAS, Administrative Agent and Lenders are willing to agree to forbear from exercising certain of their rights and remedies solely during the Forbearance Period (as defined below) and on the terms and conditions specified herein.
NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

Section 1.	DEFINITIONS
A.Interpretation. All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Credit Agreement unless otherwise defined herein. The foregoing recitals, together with all exhibits attached hereto, are incorporated by this reference and made a part of this Agreement. Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement.
B.Additional Definitions. As used herein, the following terms will have the respective meanings given to them below:
(a)"Actual Liquidity" means as of 5:00 pm (Central Time) on any date of determination, the unrestricted cash and cash equivalents of the Loan Parties consisting of collected funds on deposit in all deposit accounts maintained in the United States and Canada and subject to a tri-party deposit account control agreement in favor of Administrative Agent less the amount of all checks that have been distributed by the Loan Parties but not yet cashed.
(b)"Anticipated Defaults" means, collectively, the Events of Default identified on Exhibit A hereto as the "Anticipated Defaults".
(c)"Brown Obligations" means the obligations owed by Fenix Parts, Inc. to Larry Brown and Stephen Brown in the approximate amount of $1,750,000.
(d)"Budget" means the cash-flow budget attached hereto as Exhibit B, as such budget may be amended with the written consent of Administrative Agent.
(e)"Existing Defaults" means, collectively, the Events of Default identified on Exhibit A hereto as the "Existing Defaults".
(f)"Forbearance Period" means the period commencing on the date hereof and ending on the date which is the earliest of (i) at the election of Administrative Agent, the occurrence or existence of any Event of Default, other than the Specified Defaults; (ii) February 28, 2018; or (iii) the occurrence of any Termination Event.
(g)"Specified Defaults" means, collectively, the Existing Defaults and the Anticipated Defaults.
(h)"Termination Event" means (i) the initiation of any action by any Borrower, any Guarantor or any Releasing Party (as defined herein) to invalidate or limit the enforceability of any of the acknowledgments set forth in Section 2, the release set forth in Section 8.6 or the covenant not to sue set forth in Section 8.7 or (ii) the occurrence of an Event of Default under Sections 8.1(j) or (k) of the Credit Agreement.
Section 2.ACKNOWLEDGMENTS
A.Acknowledgment of Obligations. Each Borrower hereby acknowledges, confirms and agrees that as of the open of business on December 29, 2017, after giving effect to the transactions contemplated by the Settlement Agreement (defined below), (a) Borrowers are indebted to Lenders in respect of the U.S. Revolving Loans in the principal amount of $16,631,151.75, (b) Borrowers are indebted to Lenders in respect of the Canadian Revolving Loans in the principal amount of $962,499.56, (c) Borrowers are indebted to Lenders in respect of the Term Loan in the aggregate principal amount of $9,143,073.06, (d) Borrowers are indebted to Lenders in respect of the L/C Obligations in the principal amount of $1,145,000.00, (e) Debtors are indebted to Lenders in respect of all interest in respect of the Loans and Reimbursement Obligations in the amount of $439,323.91 (which amount excludes accrued "Default Rate Interest" (as such term is defined in the prior Forbearance Agreement)) and (f) Borrowers are indebted to Lenders in respect of the "Forbearance Fee" (as defined in the "Fee Letter" (as defined in the Prior Forbearance Agreement)) in the amount of $500,000. Each Borrower hereby acknowledges, confirms and agrees that all such Loans, interest and fees, together with any other interest accrued and accruing thereon, and all other fees, costs, expenses and other charges now or hereafter payable by any Borrower to Lenders under the terms of the Credit Agreement and the other Loan Documents, are unconditionally owing by Borrowers to Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.
B.Acknowledgment of Security Interests. Each Loan Party hereby acknowledges, confirms and agrees that Administrative Agent has, and will continue to have, valid, enforceable and perfected first-priority continuing liens upon and security interests in the Collateral heretofore granted to Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to the Credit Agreement and the Loan Documents or otherwise granted to or held by Administrative Agent, for the benefit of Administrative Agent and Lenders.
C.Binding Effect of Documents. Each Loan Party hereby acknowledges, confirms and agrees that: (a) this Agreement constitutes a Loan Document, (b) each of the Credit Agreement and the other Loan Documents to which it is a party has been duly executed and delivered to Administrative Agent by such Loan Party, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto, (c) the agreements and obligations of such Loan Party contained in such documents and in this

Agreement constitute the legal, valid and binding Obligations of such Loan Party, enforceable against it in accordance with their respective terms, and such Loan Party has no valid defense to the enforcement of such Obligations, (d) Administrative Agent and Lenders are and will be entitled to the rights, remedies and benefits provided for under the Credit Agreement and the other Loan Documents and applicable law and (e) each Loan Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Credit Agreement or any of the other Loan Documents during the continuance of any Event of Default, and except to the extent expressly provided otherwise in this Agreement, any right or action of any Borrower set forth in the Credit Agreement or the other Loan Documents that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Existing Defaults.
Section 3.FORBEARANCE IN RESPECT OF SPECIFIED DEFAULTS
A.Acknowledgment of Default. Each Loan Party hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Administrative Agent and Lenders to exercise their rights and remedies under the Credit Agreement and the other Loan Documents, applicable law or otherwise. Each Loan Party represents and warrants that as of the date hereof, no Events of Default exist other than the Existing Defaults. Each Loan Party hereby acknowledges and agrees that Administrative Agent and Lenders have the exercisable right to declare the Obligations to be immediately due and payable under the terms of the Credit Agreement and the other Loan Documents. Each Loan Party acknowledges that Lenders are no longer obligated to make any disbursements of the Revolving Loan.
B.Forbearance.
(a)In reliance upon the representations, warranties and covenants of Loan Parties contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Administrative Agent and Lenders agree to forbear during the Forbearance Period from exercising their rights and remedies under the Credit Agreement and the other Loan Documents or applicable law in respect of the Specified Defaults. For the avoidance of doubt, during the Forbearance Period, any additional disbursements of the Revolving Loan will be made by Lenders in their sole and absolute discretion.
(b)Upon the expiration or termination of the Forbearance Period, the agreement of Administrative Agent and Lenders to forbear will automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Administrative Agent and Lenders to exercise immediately all rights and remedies under the Credit Agreement and the other Loan Documents and applicable law, including, but not limited to, (i) ceasing to make any further Loans or issuing any further Letters of Credit and (ii) accelerating all of the Obligations under the Credit Agreement and the other Loan Documents, in all events, without any further notice to any Loan Party, passage of time or forbearance of any kind.
(c)Subject to satisfaction of the conditions to effectiveness set forth in Section 7 of this Agreement, Administrative Agent and Lenders agree to not demand payment of Default Rate Interest during the Forbearance Period.

C.No Waivers; Reservation of Rights.
(a)Administrative Agent and Lenders have not waived, are not by this Agreement waiving, and have no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Specified Defaults or otherwise), and Administrative Agent and Lenders have not agreed to forbear with respect to any of their rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Specified Defaults to the extent expressly set forth herein) occurring at any time.
(b)Subject to Section 3.2 above (solely with respect to the Specified Defaults), Administrative Agent and Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Credit Agreement and the other Loan Documents as a result of any other Events of

Default occurring at any time. Administrative Agent and Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies.
D.Additional Events of Default. The parties hereto acknowledge, confirm and agree that any misrepresentation by any Loan Party, or any failure of any Loan Party to comply with the covenants, conditions and agreements contained in this Agreement, the Credit Agreement or any other Loan Document or in any other agreement, document or instrument at any time executed or delivered by any Loan Party with, to or in favor of Administrative Agent or any Lenders will constitute an immediate Event of Default under this Agreement, the Credit Agreement and the other Loan Documents (subject to any applicable grace periods). In the event that any Person, other than Administrative Agent or Lenders, at any time exercises for any reason (including, without limitation, by reason of any Specified Defaults, any other present or future Event of Default, or otherwise) any of its rights or remedies against any Loan Party or any obligor providing credit support for any Borrower's obligations to such other Person, or against any Loan Party's or such obligor's properties or assets, in each case, in a manner that would have a material adverse impact on the Loan Parties operations or ability to perform their obligations under the Loan Documents (including this Agreement), or with respect to an amount in excess of $1,000,000.00, such event will constitute an immediate Event of Default hereunder and an Event of Default under the Credit Agreement and the other Loan Documents (without any notice or grace or cure period).
Section 4.Interest Period
A.Eurodollar Loans. During the Forbearance Period, notwithstanding anything to the contrary contained in the Credit Agreement, no Loans shall be advanced, continued or converted as Eurodollar Loans.
Section 5.Covenants
A.Reporting. On the Wednesday of each week, by no later than 5:00 p.m. (Central Time), or such other time and day of the week as Borrowers and Administrative Agent may agree, Loan Parties shall provide Administrative Agent (in form and detail satisfactory to Administrative Agent and certified by the chief financial officer of Borrowers) with: (a) a calculation of Actual Liquidity as of the end of the last Business Day of the prior week, and (b) a variance report that details Loan Parties' actual receipts and expenditures through the end of the immediately preceding week, on a line-item by line-item basis, against the Budget for the preceding week, on a cumulative basis for the preceding four-weeks,.
B.Additional Reporting. From time to time as and when requested by Administrative Agent, Loan Parties shall deliver to Administrative Agent reports, statements, detail and information concerning the Collateral and Loan Parties' operations, business affairs and financial condition, in addition to such items as may be required under the Credit Agreement and the other Loan Documents.
C.Proceeds of Collateral and Revolving Loans. The proceeds of Collateral, and proceeds of Revolving Loans (if any) made during the Forbearance Period, will be used by Loan Parties solely in accordance with the Budget, to pay the expenses set forth in the Budget as and when such expenses are due and payable, subject to the variances set forth in Section 5.4 below; provided, however, at no time during the Forbearance Period, will the outstanding principal balance of U.S. Revolving Loans exceed $16,680,000.00.
D.Compliance with Budget. Measured as of the last day of each week, Loan Parties will not permit aggregate expenditures (other than with respect to “Extraordinary Professional Fees” as identified in the Budget) for the four-week period then ended to exceed 105% of the amounts set forth in the Budget for such period; provided, that, for the purposes of determining Loan Parties' compliance with this Section, payments made by Loan Parties in compliance with Section 8.2 of this Agreement and amounts remitted pursuant to Section 5.6 of this Agreement shall be disregarded to the extent such payments exceed the amounts set forth in the Budget.
E.Minimum Liquidity. Loan Parties will not permit the Actual Liquidity less the additional Revolving Loans advanced during the Forbearance Period and outstanding at such time plus any amounts remitted to Administrative Agent during the Forbearance Period pursuant to Section 5.6 to be less than

$325,000; provided, that, for the purposes of determining Loan Parties' compliance with this Section, payments made by Loan Parties in compliance with Section 8.2 of this Agreement and not included in the Budget shall be disregarded for purposes of determining Actual Liquidity.
F.Remittance of Excess Cash Balances. If and to the extent Actual Liquidity is, on the last day of any week during the Forbearance Period, in excess of $1,000,000.00, the amount by which Actual Liquidity is in excess of $1,000,000.00 will be remitted to Administrative Agent for application first, to the payment of the Revolving Loans and cash collateralization of Letters of Credit issued from and after the date of this Agreement and prior to the end of the Forbearance Period and second, in accordance with Section 8.5 of the Credit Agreement.
G.Interest Payments. Notwithstanding the definition of "Interest Payment Date" as set forth in the Credit Agreement and Section 2.4 of the Credit Agreement, during the Forbearance Period, Loan Parties agree that (x) the Interest Payment Date for each Eurodollar Loan will be the last day of each Interest Period with respect to such Eurodollar Loan and on the maturity date, and (y)(i) all interest accrued on the Eurodollar Loans otherwise payable on the Interest Payment Dates occurring during the Forbearance Period will be paid in kind and added to the outstanding principal balance of the Term Loans on such date, (ii) all interest accrued on the Base Rate Loans otherwise payable on September 30, 2017 will be deemed to have been paid in kind and added to the outstanding principal balance of the Term Loans on such date, (iii) all interest accrued on the Base Rate Loans otherwise payable on December 31, 2017 will be paid in kind and added to the outstanding principal balance of the Term Loans on such date, (iv) all interest accrued on the Canadian Prime Rate Loans otherwise payable on September 30, 2017 will be deemed to have been paid in kind and added to the outstanding principal balance of the Term Loans on such date and (v) all interest accrued on the Canadian Prime Rate Loans otherwise payable on December 31, 2017 will be paid in kind and added to the outstanding principal balance of the Term Loans on such date. Amounts which have been added to the outstanding principal balance of the Term Loans pursuant to the foregoing subclause (y) shall thereafter bear interest in accordance with Section 2.4 and otherwise be treated as part of the outstanding principal balance of the Term Loans for all purposes under the Credit Agreement and the other Loan Documents.
H.Term Loan Payment. Notwithstanding the provisions of Section 2.8(a) of the Credit Agreement and 5.8 of the Prior Forbearance Agreement, the scheduled principal payments of $250,000 on the Term Loans (i) previously payable upon the expiration of the "Forbearance Period" (as defined in the Prior Forbearance Agreement) pursuant to Section 5.8 of the Prior Forbearance Agreement, (ii) previously payable on September 30, 2017 and (ii) otherwise payable on December 31, 2017 will instead be due and payable on the date that the Forbearance Period terminates or expires.
I.Weekly Borrowing Base Certificates. Notwithstanding the provisions of Section 6.5 of the Credit Agreement, during the Forbearance Period, the Loan Parties will deliver an updated certificate in the form of Borrowing Base Certificate required pursuant to Section 6.5 of the Credit Agreement (each, a "Weekly Borrowing Base Certificate"), no later than Wednesday of each week.  Each Weekly Borrowing Base Certificate will include an estimate of  Receivables as of Friday of the immediately preceding week and an estimate relating to Inventory (x) as of the last day of the second immediately preceding calendar month, if such Weekly Borrowing Base Certificate is delivered (or required to be delivered) during the period commencing on the 1st and ending on 19th of any calendar month or (y) as of the last day of the immediately preceding calendar month, if such Weekly Borrowing Base Certificate is delivered (or required to be delivered) during the period commencing on the 20th and ending on the last day of any calendar month.
J.Monthly Cash Flow Forecast. On the last Business Day of each month, by no later than 5:00 p.m. (Chicago) or such other day and time as Borrowers and Administrative Agent may agree, Borrowers will deliver to Administrative Agent a rolling thirteen (13) week cash flow forecast on a consolidated basis for Borrowers and the other Loan Parties, in form and detail reasonably satisfactory to Administrative Agent and accompanied by (i) a variance report comparing the actual results for the prior month to the forecasted results for such month as set forth in the immediately preceding cash flow forecast and (ii) a certification on behalf of Borrowers' chief financial officer and the CAO (as defined below) stating that (A) nothing has come to the chief financial officer's or the CAO's attention that would lead the chief financial officer or the CAO to believe that the information in the variance report is incorrect or misleading in any material respect and (B) that the applicable thirteen (13) week cash flow forecast is based on information and assumptions that Borrowers believe to be reasonable.
K.Chief Administrative Officer. During the Forbearance Period, Loan Parties will continue to retain a chief administrative officer satisfactory to Administrative Agent on terms and conditions satisfactory to Administrative Agent, including, without limitation, with respect to the scope of work and authority (the "CAO"); it being understood that the current CAO retained by the Loan Parties is satisfactory to Administrative Agent and that the terms and conditions pursuant to which the current CAO has been retained are satisfactory to Administrative Agent; it being further understood that if the current CAO terminates or suspends his engagement or is terminated or suspended for cause, Loan Parties shall have five (5) Business Days to replace such CAO. Loan Parties hereby authorize the CAO to meet with Administrative Agent, Lenders and their respective advisors (in person and telephonically) and provide to Administrative Agent such non-privileged information and reports with respect to Loan Parties and their financial condition, businesses, assets, liabilities and prospects, as Administrative Agent may request from time to time. Loan Parties will cause CAO to be available to Administrative Agent upon request. Loan Parties will provide Administrative Agent with a copy of any engagement letter or any amendment or modification thereto with any CAO before entering into such agreement. Loan Parties will cooperate with all reasonable requests of CAO concerning the work and authority for which the CAO was hired.
L.Investment Banker. During the Forbearance Period, Loan Parties will continue to retain an investment banker satisfactory to Administrative Agent on terms and conditions satisfactory to Administrative Agent (the "Investment Banker") for the purpose of considering, investigating and commencing steps to consummate strategic alternatives, including, without limitation, a sale of the business of Loan Parties as a going concern or in one or more transactions, other asset sales, equity sales, refinancing transactions, capital investment transactions, and other potential strategic transactions and alternatives in an amount sufficient to repay or refinance the Obligations (a "Qualified Investment Banker Engagement"); it being understood that the current Investment Banker retained by the Loan Parties is satisfactory to Administrative Agent and that the terms and conditions pursuant to which the current Investment Banker has been retained are satisfactory to Administrative Agent; it being further understood that if the current Investment Banker terminates or suspends his engagement or is terminated or suspended for cause, Loan Parties shall have ten (10) Business Days to replace such Investment Banker. Loan Parties will cooperate with all reasonable requests of Investment Banker concerning the process for which it was hired. Loan Parties hereby authorize the Investment Banker to meet with Administrative Agent, Lenders and their respective advisors (in person and telephonically) and provide to Administrative Agent such non-privileged information and reports, as Administrative Agent may request from time to time. Loan Parties will cause Investment Banker to be available to Administrative Agent upon request. Loan Parties will provide Administrative Agent with a copy of any engagement letter or any amendment or modification thereto with Investment Banker before entering into such agreement. Without limiting the generality of the foregoing, during the Forbearance Period, Loan Parties shall (i) within two (2) Business Days of the Investment Banker's or any Loan Party's receipt, provide to Administrative Agent copies, redacted as may be necessary to comply with confidentiality restrictions contained therein, of all indications of interest or similar correspondence (collectively, "Offers") from prospective purchasers or investors for the acquisition of all or substantially all of the assets, businesses, or equity of Loan Parties or the refinancing of the Obligations and (ii) cause the Investment Banker to participate on weekly (or more often as may be reasonably requested) conference calls with Administrative Agent to provide updates with regard to the Investment Banker's efforts to sell substantially all of the assets, businesses, or equity of Loan Parties and refinance the Obligations. Loan Parties will use commercially reasonable efforts to obtain the consent of any prospective purchasers or investors to share all Offers with Administrative Agent in unredacted form, subject to execution by Administrative Agent of a customary confidentiality agreement.

M.Milestones. Loan Parties will comply with the milestones (the "Milestones") set forth in that certain interest rate letter dated as of the date hereof and delivered by U.S. Borrower to Administrative Agent (the "Interest Rate Letter"). Any failure by Loan Parties to comply with the Milestones will constitute an Event of Default under this Agreement, the Credit Agreement and the other Loan Documents.
N.Deposit Accounts. Loan Parties represent and warrant that Exhibit C attached hereto contains a complete and accurate list of all Excluded Deposit Accounts as of the date of this Agreement. In accordance with Section 6.12(d) of the Credit Agreement, Loan Parties agree that they will not open any new deposit accounts, other than deposit accounts maintained (a) with Administrative Agent or (b) at other banks reasonably acceptable to Administrative Agent and subject to deposit account control agreements.
O.Overadvance. Loan Parties will not permit the aggregate principal amount of U.S. Revolving Loans, Swing Loans and U.S. L/C Obligations to exceed the U.S. Borrowing Base by more than $1,000,000. Loan Parties will not permit the aggregate principal amount of Canadian Revolving Loans and Canadian L/C Obligations to exceed the Canadian Borrowing Base at any time.
P.Brown Obligations. It will constitute an Event of Default under this Agreement, the Credit Agreement and the other Loan Documents if (a) any holder of the Brown Obligations exercises any rights or remedies against any Loan Party with respect to the Brown Obligations, (b) any Loan Party makes any payment or principal or interest with respect to the Brown Obligations, or (c) any Loan Party provides collateral to secure the Brown Obligations.
Section 6.REPRESENTATIONS AND WARRANTIES
Each Loan Party hereby represents, warrants and covenants as follows:
A.Representations in the Credit Agreement and the Other Loan Documents. Each of the representations and warranties made by or on behalf of each Loan Party to Administrative Agent or any Lender in the Credit Agreement or any of the other Loan Documents was true and correct when made, and is, except for the Specified Defaults, true and correct on and as of the date of this Agreement with the same full force and effect as if each of such represent-ations and warranties had been made by each Loan Party on the date hereof and in this Agreement.
B.Binding Effect of Documents. This Agreement has been duly authorized, executed and delivered to Administrative Agent and Lenders by each Loan Party, is enforceable in accordance with its terms and is in full force and effect.
C.No Conflict. The execution, delivery and performance of this Agreement by each Loan Party will not violate any requirement of law or contractual obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues.
Section 7.CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT
The effectiveness of the terms and provisions of this Agreement (other than the terms and provisions of Sections 2 and 7, which will be effectively immediately upon the execution of this Agreement) is subject to the following conditions precedent:
(a)Administrative Agent's receipt of this Agreement, duly authorized, executed and delivered by each Loan Party;
(b)Administrative Agent's receipt of a fully executed copy of the Settlement and Release Agreement dated as of December 14, 2017 (the "Settlement Agreement") by and among David A. Gold and Kenneth L. Gold, Goldy Metals Incorporated, Goldy Metals (Ottawa) Incorporated, End of Life Vehicles Inc. and Borrowers, and all actions, deliverables and other transactions provided for in the Settlement Agreement shall have occurred; and
(c)Administrative Agent's receipt of reimbursement for all accrued legal fees and expenses invoiced to Administrative Agent on or prior to the date hereof.

Section 8.MISCELLANEOUS
A.Continuing Effect of Credit Agreement. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement or any other Loan Document are intended or implied by this Agreement and in all other respects the Credit Agreement and the other Loan Documents hereby are ratified and reaffirmed by all parties hereto as of the date hereof. To the extent of any conflict between the terms of this Agreement, the Credit Agreement and the other Loan Documents, the terms of this Agreement will govern and control. The Credit Agreement and this Agreement will be read and construed as one agreement.
B.Costs and Expenses. In addition to, and without in any way limiting, the obligations of Borrowers set forth in Section 11.4 of the Credit Agreement, each Borrower absolutely and unconditionally agrees to pay to Administrative Agent, on demand by Administrative Agent at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated: all reasonable fees, costs and expenses incurred by Administrative Agent and any of its directors, officers, employees or agents (including, without limitation, reasonable fees, costs and expenses incurred of any counsel to Administrative Agent), regardless of whether Administrative Agent or any such other Person is a prevailing party, in connection with (a) the preparation, negotiation, execution, delivery or enforcement of this Agreement, the Credit Agreement, the other Loan Documents and any agreements, documents or instruments contemplated hereby and thereby, and (b) any investigation, litigation or proceeding related to this Agreement, the Credit Agreement, or any other Loan Document or any act, omission, event or circumstance in any matter related to any of the foregoing.
C.Further Assurances. At Borrowers' expense, the parties hereto will execute and deliver such additional documents and take such further action as may be reasonably requested by Administrative Agent in order to effectuate the provisions and purposes of this Agreement.
D.Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No Person other than the parties hereto and, in the case of Sections 8.6 and 8.7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Sections 8.6 and 8.7 hereof) are hereby expressly disclaimed.
E.Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of each Loan Party made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement and the Forbearance Period, and no investigation by Administrative Agent or any Lender, or any closing, will affect the representations and warranties or the right of Administrative Agent and Lenders to rely upon them.
F.Release.
(a)In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower and each Guarantor, on behalf of itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (each Borrower, each Guarantor and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent, each Lender, and each of their respective successors and assigns, and their respective present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Administrative Agent, Lenders and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, for or on account of, or in relation to, or in any way in connection with this Agreement, the Credit Agreement, any of the other Loan Documents or any of the transactions hereunder or thereunder. Releasing Parties hereby represent to the Releasees that they have not assigned or transferred any interest in any Claims against any Releasee prior to the date hereof.
(b)Each Borrower and each Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Borrower and each Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.
G.Covenant Not to Sue. Each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 8.6 above. If any Releasing Party violates the foregoing covenant, each Loan Party, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.
H.Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Agreement.
I.Reviewed by Attorneys. Each Loan Party represents and warrants to Administrative Agent and Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as such Loan Party may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.
J.Disgorgement. If Administrative Agent or any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration will be revived and continue as if such payment, interest or other consideration had not been received by Administrative Agent or such Lender, and Loan Parties will be liable to, and will indemnify, defend and hold Administrative Agent or such Lender harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this Section will survive repayment of the Obligations or any termination of the Credit Agreement or any other Loan Document.
K.Tolling of Statute of Limitations. Each and every statute of limitations or other applicable law, rule or regulation governing the time by which Administrative Agent must commence legal proceedings or otherwise take any action against any Borrower or any Guarantor with respect to any Specified Default or breach or default that exists on or prior to the expiration or termination of the Forbearance Period and arises under or in respect of the Credit Agreement or any other Loan Document shall be tolled during the

Forbearance Period. Each Borrower and each Guarantor agrees, to the fullest extent permitted by law, not to include such period of time as a defense (whether equitable or legal) to any legal proceeding or other action by Administrative Agent in the exercise of its rights or remedies referred to in the immediately preceding sentence.
L.Relationship. Each Loan Party agrees that the relationship between Administrative Agent and Borrowers and between each Lender and Borrowers is that of creditor and debtor and not that of partners or joint venturers. This Agreement does not constitute a partnership agreement, or any other association between Administrative Agent and any Loan Party or between any Lender and any Loan Party. Each Loan Party acknowledges that Administrative Agent and each Lender has acted at all times only as a creditor to Borrowers within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Administrative Agent or any Lender attempted to exercise any control over any Loan Party or its business or affairs. Each Loan Party further acknowledges that Administrative Agent and each Lender has not taken or failed to take any action under or in connection with its respective rights under the Credit Agreement or any of the other Loan Documents that in any way or to any extent has interfered with or adversely affected such Loan Parties' ownership of Collateral.
M.Governing Law: Consent to Jurisdiction and Venue. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE CREDIT AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS WILL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY LOAN PARTY AND ADMINISTRATIVE AGENT OR ANY LENDER PERTAINING TO THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CREDIT AGREEMENT OR ANY OF THE LOAN DOCUMENTS; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT WILL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. EACH LOAN PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH LOAN PARTY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH LOAN PARTY AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND THAT SERVICE SO MADE WILL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER THE SAME HAS BEEN POSTED.
N.Waivers.
(a)Mutual Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ADMINISTRATIVE AGENT OR ANY LENDER AND ANY LOAN PARTY ARISING OUT OF, CONNECTED WITH,

RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.
(b)Waivers by Borrowers and Guarantors. Borrowers and Guarantors hereby waive any rights any Borrower or any Guarantor may have upon payment in full of the Obligations to require Administrative Agent to terminate its security interest in the Collateral, other collateral or in any other property of any Borrower or any Guarantor until termination of the Credit Agreement in accordance with its terms and the execution by each Borrower and each Guarantor of an agreement indemnifying Administrative Agent from any loss or damage Administrative Agent may incur as the result of dishonored checks or other items of payment received by Administrative Agent from any Loan Party or any account debtor and applied to the obligations and releasing and indemnifying, in the same manner as described in Section 8.6 of this Agreement, the Releasees from all claims arising on or before the date of such termination. Borrowers and Guarantors each acknowledge that the foregoing waiver is a material inducement to Administrative Agent in entering this Agreement and that Administrative Agent is relying upon the foregoing waiver in its future dealings with Borrowers and Guarantors.
O.Counterparts. This Agreement may be executed and delivered via facsimile or email (in .pdf format) transmission with the same force and effect as if an original were executed and may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.
[signatures on following page]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

FENIX PARTS, INC., as U.S. Borrower
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

FENIX PARTS CANADA, INC., as Canadian Borrower
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

DON'S AUTOMOTIVE MALL, INC., as a Guarantor
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

EISS BROTHER, INC., as a Guarantor
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

GARY'S U-PULL IT, INC., as a Guarantor
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

GREEN OAK INVESTMENTS LLC, as a Guarantor
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

HORSEHEADS AUTOMOTIVE RECYCLING, INC., as a Guarantor
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

LEESVILLE AUTO-WRECKERS, INC., as a Guarantor

By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

STANDARD AUTO WRECKERS INC., as a Guarantor
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

JERRY BROWN, LTD., as a Guarantor
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

OCEAN COUNTY AUTO WRECKERS, INC., as a Guarantor
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

BUTLER AUTO SALES AND PARTS, INC., as a Guarantor
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

TRI-CITY AUTO SALVAGE, INC., as a Guarantor
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

2434861 ONTARIO INC., as a Guarantor
By	/s/ Kent Robertson
Name	Kent Robertson
Title	President/CEO

BMO HARRIS BANK N.A., as Administrative Agent and as a Lender
By	/s/ Bridget Garavalia
Name	Bridget Garavalia
Title	Director

BANK OF MONTREAL, as a Lender
By	/s/ Sandra J. Sanders
Name	Sandra J. Sanders
Title	Managing Director